Exhibit 99.1

News Release

Contact:
Brad Cohen
Public Relations
Quantum Corp.
+1 (408) 944-4044
brad.cohen@quantum.com

Brinlea Johnson or Allise Furlani
Investor Relations
The Blueshirt Group
+1 (212) 331-8424 or +1 (212) 331-8433
brinlea@blueshirtgroup.com or allise@blueshirtgroup.com

For Release: Nov. 9, 2017 1:15 p.m. PDT

Quantum Corporation Reports Fiscal Second Quarter 2018 Results

Also Announces:

•	CEO Transition - Adalio T. Sanchez Appointed Interim CEO, Replacing Jon Gacek

•	Financing - Secured Additional $20 Million in Capital; On Track to Pay Off Convertible Notes on Nov. 15

•	Executing Annualized Cost Savings of $15 Million in Fiscal 2018 and Up to $35 Million by End of Fiscal 2019

•	Appointment of Eric Singer from VIEX Capital Advisors to Board of Directors

•	Expected Strong Sequential Revenue and Profitability Growth in Second Half of Fiscal 2018

SAN JOSE, Calif. - Nov. 9, 2017 - Quantum Corp. (NYSE: QTM) today reported results for the fiscal second quarter 2018 ended Sept. 30, 2017, and made a number of other announcements.

Fiscal Second Quarter Results
For the fiscal second quarter 2018, Quantum reported the following (all comparisons are relative to the fiscal second quarter 2017 unless otherwise stated):

•
Total revenue of $107.1 million, down from $134.7 million in the prior year period which included approximately $15 million in revenue from a large public cloud deal. The year-over-year decline was greater than expected largely due to timing of closing deals at quarter end, third-party component supply shortages and softness in disk backup systems sales.

•	Scale-out tiered storage revenue[1] of $33.8 million, a decline of $12.9 million, largely attributable to the public cloud deal a year earlier.

[1] All revenue figures for scale-out tiered storage, data protection, disk backup systems and tape automation, devices and media in this press release include related service revenue.

•	Total data protection revenue of $63.9 million, down from $78.4 million and consisting of:

•	$52.2 million in tape automation, devices and media revenue, compared to $59.7 million, with OEM revenue declining 24 percent and branded revenue declining 14 percent.

•	$11.7 million in disk backup systems revenue, down from $18.7 million in the comparable quarter which included several deals exceeding $1 million.

•	Royalty revenue of $9.3 million, a decline of $300,000.

•	GAAP net loss of $7.9 million, or $0.23 per diluted share, compared to net income of $4.1 million.

•	Non-GAAP net loss of $4.9 million, or $0.14 per diluted share, compared to net income of $6.4 million.

“We’re disappointed that our results fell short of our expectations, but we’re taking aggressive action to improve our cost structure and generate consistent growth and profitability,” said Fuad Ahmad, senior vice president and CFO of Quantum. “We believe part of the challenge at quarter end involved timing of deals, and we’ve already shipped more than 50 percent of the revenue from deals that weren’t closed, including those delayed by third-party component supply shortages.

“Despite the difficulties we encountered in the quarter, there were some bright spots, including strong year-over-year growth in video surveillance, positive customer reception to our new StorNext 6-powered solutions and the increased market opportunities resulting from new partnerships.”

CEO Transition
Quantum has named board member Adalio T. Sanchez interim CEO to replace Jon Gacek, who has left the company. Sanchez is a 35-year IT industry veteran who spent most of his career at IBM, including 16 years in senior executive and global general management roles. The board also has formed a search committee which will be headed by Chairman Raghu Rau and has retained Korn Ferry International to commence a search for a permanent CEO.

“Adalio brings tremendous domain expertise in systems and storage, along with a proven track record of transforming businesses,” said Rau. “Since joining the board in May, Adalio has been leading our engagement with AlixPartners and will hit the ground running to drive improved execution at the company.”

Convertible Notes Repayment and Additional Financing
Quantum announced that it has secured a $20 million incremental delayed draw term loan financing facility from TCW Direct Lending. The new capital is being provided under amended credit agreements with TCW and PNC Bank and is on top of the $170 million financing package with the two lenders that

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the company announced in October of last year. This brings the total cash secured under delayed draw term loans to $40 million, including $20 million in previously committed funds. In addition to the incremental financing, the amended agreements include less restrictive covenants than the original agreements.

“We appreciate the continued support from our lenders,” said Ahmad. “The additional financing will give us more financial and operational flexibility to execute and puts us on track to pay off the remaining $57 million of the company’s convertible notes upon maturity next Wednesday, Nov. 15.”

Executing on Strategic Review to Transform Quantum’s Business
In June, Quantum’s newly reconstituted board of directors initiated a comprehensive strategic review of the company’s business and engaged AlixPartners to assist in identifying cost savings to increase profitability, financial flexibility and growth investments. The cost reduction measures will result in $5 million of savings in the second half of this fiscal year (or $15 million on an annualized basis) and up to $35 million in annualized savings by the end of fiscal 2019.

Appointment of Eric Singer to Quantum Board
Quantum has appointed Eric Singer, founder and managing member of VIEX Capital Advisors and the company’s largest shareholder, to the board. Singer will bring a shareholder perspective to the board and will assist in creating increased value for all shareholders.

Guidance for Fiscal Third Quarter and Second Half of Fiscal 2018
Quantum provided the following guidance for the fiscal third quarter 2018:

•	Total revenue of $120 million to $125 million.

•	GAAP and non-GAAP gross margin of 42-44 percent.

•	GAAP operating expenses of approximately $46 million to $47 million and non-GAAP operating expenses of approximately $45 million to $46 million.

•	GAAP and non-GAAP interest expense and loss on debt extinguishment of $6.3 million and $2.7 million, respectively, and taxes of $500,000.

•	GAAP earnings per share of $0.05 to $0.07 and non-GAAP earnings per share of $0.16 to $0.22.

The company also provided the following guidance for the second half of this fiscal year:

•	Total revenue of $250 million to $260 million.

•	GAAP earnings per share of $0.19 to $0.25 and non-GAAP earnings per share of $0.36 to $0.42.

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Fiscal Second Quarter Business Highlights

•
Quantum announced general availability of StorNext 6, a major new release of the company’s award-winning StorNext® scale-out file system. It delivers a unique combination of new advanced data management features for on-premise, hybrid cloud and public cloud environments and industry-leading streaming performance. Now shipping with the company’s Xcellis workflow storage solutions, StorNext 6 enables users to overcome the limitations of traditional NAS systems in keeping up with the demands of large, rapidly growing data-intensive workloads and driving business value from that data.

•
The company introduced Xcellis Foundation, a high-performance, entry-level workflow storage system specifically designed to address the technical and budgetary requirements of small-to medium-sized postproduction facilities and corporate video departments. The new system delivers the benefits of enterprise-class Xcellis storage, including high performance and scalability, in a NAS appliance for under $25,000.

•
Quantum unveiled aiWARE™ for Xcellis, an on-premise and cloud version of the artificial intelligence (AI) platform from Veritone. By bringing Veritone’s multi-engine AI capabilities into a StorNext-managed environment, aiWARE for Xcellis enables users to leverage the power of Veritone’s cognitive services and applications to extract new value from their on-premise video and audio content. The integrated solution is ideal for companies with significant investments in on-premise storage and/or latency, cost or security concerns about cloud storage because it puts powerful AI processing behind corporate firewalls.

•
Announced in late August, aiWARE for Xcellis quickly garnered a NewBay Best of Show Award at the IBC2017 show in September. Award criteria included innovation, feature set, ease of use, versatility and ROI. In addition, at the end of September, Quantum secured its first customer win for the new solution. FOX Sports Brazil, an existing StorNext customer, is deploying aiWARE for Xcellis to enrich and index both archived content and live video streams through cognitive analytics.

Conference Call and Audio Webcast Notification
Quantum will hold a conference call today, Nov. 9, 2017, at 2:00 p.m. PST to discuss its fiscal second quarter results. Press and industry analysts are invited to attend in listen-only mode.
Dial-in number: 503-343-6063
Participant passcode: 3998768
Replay numbers: 855-859-2056 U.S.; 404-537-3406 International

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Replay passcode: 3998768
Replay expiration: Thursday, Nov. 16, 2017
Webcast site: www.quantum.com/investors

About Quantum
Quantum is a leading expert in scale-out tiered storage, archive and data protection, providing solutions for capturing, sharing, managing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. Quantum’s end-to-end, tiered storage foundation enables customers to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum, the Quantum logo, aiWARE, StorNext and Xcellis are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement: This press release contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Specifically, but without limitation, statements relating to: i) expected annualized cost savings for Fiscal 2018 and Fiscal 2019; ii) the aggressive actions we are taking to improve our cost structure and generate consistent growth and profitability; iii) our expectation that the additional financing will give us more financial and operational flexibility; iv) paying down the remaining $57 million of the company’s convertible notes upon maturity next Wednesday, Nov. 15; v) Board and leadership changes driving improved execution at the company and assisting in creating increased value for all shareholders; and vi) all of our statements under the heading “Guidance for Fiscal Third Quarter and Second Half of Fiscal 2018” are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statements. More detailed information about these risk factors are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 1, 2017 and in Quantum’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2017. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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Use of Non-GAAP Financial Measures

Quantum believes that the non-GAAP financial measures disclosed above provide useful and supplemental information to investors regarding its quarterly financial performance. Quantum management and Board of Directors use these non-GAAP financial measures internally to understand, manage and evaluate the company’s business results and make operating decisions. For instance, Quantum management often makes decisions regarding staffing, future management priorities and how the company will direct future operating expenses on the basis of non-GAAP financial measures. In addition, compensation of our employees is based in part on the performance of our business based on non-GAAP operating income.

Amortization of Intangible Assets
This includes acquired intangibles such as purchased technology in connection with prior acquisitions which are included within other long-term assets in the Condensed Consolidated Balance Sheet. These expenses are not factored into management’s evaluation of potential acquisitions or Quantum’s performance after completion of the acquisitions because they are not related to Quantum’s core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Quantum against the performance of other companies without the variability caused by purchase accounting.

Share-Based Compensation Expense
Share-based compensation expense relates primarily to equity awards such as stock options, restricted stock units and employee stock purchase plan. Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Quantum’s control. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Quantum’s core performance against the performance of other companies without the variability

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created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

Amortization of Debt Costs
Amortization of debt costs, included in interest expense, relates to the amortization of fees incurred and paid in connection with the issuance of our debt and convertible notes. Amortization of debt costs is a non-cash expense that is representative of a single transaction which occurred in prior periods. The amount is excluded from non-GAAP financial measures because it is not considered a core operating activity. Management believes that it is appropriate to exclude the amortization from interest expense in order to provide investors the ability to compare Quantum’s period-over-period results from continuing operations.

Restructuring Charges
Restructuring charges primarily relate to expenses associated with changes to Quantum’s operating structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Quantum has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Management believes that it is appropriate to exclude restructuring charges from Quantum’s non-GAAP financial measures, as it enhances the ability of investors to compare Quantum’s period-over-period operating results from continuing operations.

Proxy Contest and Related Costs
Proxy contest and related costs are expenses incurred to respond to activities and inquiries of VIEX Capital Advisors, LLC, including their proxy solicitation and subsequent costs related to the identification and appointment of new board members. These costs are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Litigation Costs
Litigation costs are expenses incurred to defend ourselves and perform other activities related to certain patent infringement lawsuits filed by third parties. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Business Transition Costs
Business transition costs were expenses incurred from a third party consulting firm to identify opportunities for reducing costs, achieving greater operational efficiencies and reinvesting to accelerate growth. These costs are excluded from non-GAAP financial measures because they are not considered core operating activities. Management believes that it is appropriate to exclude these costs in order to provide investors the ability to compare Quantum’s period-over-period operating results from continuing operations.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material impact on the company’s reported financial results and, therefore, should not be relied upon as the sole financial measures to evaluate the company. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

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QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2017	March 31, 2017

Assets
Current assets:
Cash and cash equivalents	$9,504	$12,958
Restricted cash	1,969	1,832
Accounts receivable	105,771	116,056
Manufacturing inventories	29,119	27,661
Service parts inventories	19,915	19,849
Other current assets	8,795	9,969
Total current assets	175,073	188,325
Long-term assets:
Property and equipment	10,745	11,186
Restricted cash	20,000	20,000
Other long-term assets	5,332	5,516
Total long-term assets	36,077	36,702
	$211,150	$225,027
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$48,488	$41,611
Accrued warranty	2,950	3,263
Deferred revenue	77,090	84,683
Accrued restructuring charges	1,743	869
Convertible subordinated debt	57,034	62,827
Accrued compensation	23,180	24,104
Other accrued liabilities	12,927	12,998
Total current liabilities	223,412	230,355
Long-term liabilities:
Deferred revenue	35,906	37,642
Accrued restructuring charges	423	481
Long-term debt	70,631	65,028
Other long-term liabilities	5,112	7,520
Total long-term liabilities	112,072	110,671
Stockholders' deficit	(124,334)	(115,999)
	$211,150	$225,027

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
Revenue:
Product	$63,606	$88,575	$135,224	$160,401
Service	34,165	36,620	69,411	72,438
Royalty	9,280	9,547	19,274	18,187
Total revenue	107,051	134,742	223,909	251,026
Cost of revenue:
Product	48,561	64,352	99,510	114,484
Service	14,717	14,664	29,807	30,170
Total cost of revenue	63,278	79,016	129,317	144,654
Gross margin	43,773	55,726	94,592	106,372
Operating expenses:
Research and development	10,190	11,402	20,795	22,459
Sales and marketing	26,179	26,145	54,003	52,513
General and administrative	12,158	12,572	24,667	25,532
Restructuring charges	31	15	2,366	2,067
Total operating expenses	48,558	50,134	101,831	102,571
Income (loss) from operations	(4,785)	5,592	(7,239)	3,801
Other income	38	10	136	166
Interest expense	(2,617)	(1,485)	(5,175)	(2,993)
Net income (loss) before income tax provision (benefit)	(7,364)	4,117	(12,278)	974
Income tax provision (benefit)	499	45	(741)	422
Net income (loss)	$(7,863)	$4,072	$(11,537)	$552

Basic and diluted net income (loss) per share	$(0.23)	$0.12	$(0.34)	$0.02

Weighted average shares:
Basic	34,561	33,804	34,337	33,549
Diluted	34,561	34,048	34,337	33,699

Included in the above Statements of Operations:

Restructuring charges:	$31	$15	$2,366	$2,067

Loss on debt extinguishment	39	—	39	—

Amortization of intangibles:
Cost of revenue	36	48	72	95

Share-based compensation:
Cost of revenue	201	234	418	514
Research and development	245	333	531	736
Sales and marketing	633	606	1,153	1,218
General and administrative	638	477	1,228	1,180
	1,717	1,650	3,330	3,648
Amortization of debt costs:
Interest expense	428	168	855	336

Proxy contest and related costs:
General and administrative	14	304	645	350

Litigation costs:
General and administrative	3	128	7	141

Business transition costs:
General and administrative	715	—	715	—

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	September 30, 2017	September 30, 2016

Cash flows from operating activities:
Net income (loss)	$(11,537)	$552
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,525	2,710
Amortization and write off of debt issuance costs	855	336
Service parts lower of cost or market adjustment	2,319	2,659
Tax benefit from settlement	(1,656)	—
Non-cash interest expense	621	—
Deferred income taxes	144	17
Share-based compensation	3,330	3,648
Non-cash loss on debt extinguishment	9	—
Changes in assets and liabilities:
Accounts receivable	10,284	(1,951)
Manufacturing inventories	(1,752)	2,429
Service parts inventories	(2,737)	(766)
Accounts payable	6,537	4,875
Accrued warranty	(313)	(59)
Deferred revenue	(9,329)	(9,162)
Accrued restructuring charges	817	(219)
Accrued compensation	(1,236)	1,049
Other assets and liabilities	815	(3,737)
Net cash provided by (used in) operating activities	(304)	2,381
Cash flows from investing activities:
Purchases of property and equipment	(1,156)	(1,249)
(Increase) decrease in restricted cash	6	(5)
Return of capital from investments	278	—
Net cash used in investing activities	(872)	(1,254)
Cash flows from financing activities:
Borrowings of long-term debt	164,650	6,500
Repayments of long-term debt	(160,245)	(11,959)
Repayments of convertible subordinated debt	(6,000)	—
Payment of taxes due upon vesting of restricted stock	(1,775)	(673)
Proceeds from issuance of common stock	1,010	658
Net cash used in financing activities	(2,360)	(5,474)
Effect of exchange rate changes on cash and cash equivalents	82	5
Net decrease in cash and cash equivalents	(3,454)	(4,342)
Cash and cash equivalents at beginning of period	12,958	33,870
Cash and cash equivalents at end of period	$9,504	$29,528

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2017
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$43,773	40.9%	$(4,785)	(4.5)%	$(7,863)	$(0.23)	$(0.23)
Non-GAAP Reconciling Items:
Amortization of intangibles	36		36		36
Share-based compensation	201		1,717		1,717
Restructuring charges	—		31		31
Proxy contest and related costs	—		14		14
Litigation costs	—		3		3
Business transition costs	—		715		715
Loss on debt extinguishment	—		—		39
Amortization of debt costs	—		—		428
Non-GAAP	$44,010	41.1%	$(2,269)	(2.1)%	$(4,880)	$(0.14)	$(0.14)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(7,863)	$(4,880)
Interest on dilutive convertible notes						—	—
Loss for purposes of computing net loss per diluted share						$(7,863)	$(4,880)

Weighted average shares:
Basic						34,561	34,561
Dilutive shares from stock plans						—	—
Dilutive shares from convertible notes						—	—
Diluted						34,561	34,561

	Six Months Ended September 30, 2017
	Gross Margin	Gross Margin Rate	Loss From Operations	Operating Margin	Net Loss	Per Share Net Loss, Basic	Per Share Net Loss, Diluted
GAAP	$94,592	42.2%	$(7,239)	(3.2)%	$(11,537)	$(0.34)	$(0.34)
Non-GAAP Reconciling Items:
Amortization of intangibles	72		72		72
Share-based compensation	418		3,330		3,330
Restructuring charges	—		2,366		2,366
Proxy contest and related costs	—		645		645
Litigation costs	—		7		7
Business transition costs	—		715		715
Loss on debt extinguishment	—		—		39
Amortization of debt costs	—		—		855
Non-GAAP	$95,082	42.5%	$(104)	—%	$(3,508)	$(0.10)	$(0.10)

Computation of basic and diluted net loss per share:						GAAP	Non-GAAP
Net loss						$(11,537)	$(3,508)
Interest on dilutive convertible notes						—	—
Loss for purposes of computing net loss per diluted share						$(11,537)	$(3,508)

Weighted average shares:
Basic						34,337	34,337
Dilutive shares from stock plans						—	—
Dilutive shares from convertible notes						—	—
Diluted						34,337	34,337

The non-GAAP financial information set forth in these tables is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

QUANTUM CORPORATION
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2016
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$55,726	41.4%	$5,592	4.2%	$4,072	$0.12	$0.12
Non-GAAP Reconciling Items:
Amortization of intangibles	48		48		48
Share-based compensation	234		1,650		1,650
Restructuring charges	—		15		15
Proxy contest and related costs	—		304		304
Litigation costs	—		128		128
Amortization of debt costs	—		—		168
Non-GAAP	$56,008	41.6%	$7,737	5.7%	$6,385	$0.19	$0.19

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$4,072	$6,385
Interest on dilutive convertible notes						—	902
Income for purposes of computing net income per diluted share						$4,072	$7,287

Weighted average shares:
Basic						33,804	33,804
Dilutive shares from stock plans						244	244
Dilutive shares from convertible notes						—	5,313
Diluted						34,048	39,361

	Six Months Ended September 30, 2016
	Gross Margin	Gross Margin Rate	Income From Operations	Operating Margin	Net Income	Per Share Net Income, Basic	Per Share Net Income, Diluted
GAAP	$106,372	42.4%	$3,801	1.5%	$552	$0.02	$0.02
Non-GAAP Reconciling Items:
Amortization of intangibles	95		95		95
Share-based compensation	514		3,648		3,648
Restructuring charges	—		2,067		2,067
Proxy contest and related costs	—		350		350
Litigation costs	—		141		141
Amortization of debt costs	—		—		336
Non-GAAP	$106,981	42.6%	$10,102	4.0%	$7,189	$0.21	$0.21

Computation of basic and diluted net income per share:						GAAP	Non-GAAP
Net income						$552	$7,189
Interest on dilutive convertible notes						—	—
Income for purposes of computing net income per diluted share						$552	$7,189

Weighted average shares:
Basic						33,549	33,549
Dilutive shares from stock plans						150	371
Dilutive shares from convertible notes						—	—
Diluted						33,699	33,920

The non-GAAP financial information set forth in these tables is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

QUANTUM CORPORATION
FORECAST THIRD QUARTER FISCAL 2018
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Dollars
Forecast operating expense on a GAAP basis	$46.0		$47.0
Forecast share-based compensation	(1.0)
Forecast operating expense on a non-GAAP basis	$45.0		$46.0

	Dollars
Forecast interest expense on a GAAP basis	$6.3
Forecast amortization of debt costs	(0.2)
Forecast interest expense on a non-GAAP basis	$6.1

	Dollars per Share
Forecast diluted earnings per share on a GAAP basis	$0.05	—	$0.07
Forecast debt extinguishment costs	0.08		0.10
Forecast share-based compensation	0.01		0.03
Forecast amortization of debt costs	0.02
Forecast diluted earnings per share on a non-GAAP basis	$0.16		$0.22

Estimates based on current fiscal 2018 projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K filed with the SEC on May 31, 2017. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.

QUANTUM CORPORATION
SECOND HALF OF FISCAL 2018
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(Unaudited)

	Dollars per Share
Forecast diluted loss per share on a GAAP basis	$0.19	$0.25
Forecast debt extinguishment costs	0.10
Forecast share-based compensation	0.06
Forecast amortization of debt costs	0.01
Forecast diluted earnings per share on a non-GAAP basis	$0.36	$0.42

Estimates based on current fiscal 2018 projections.

The projected GAAP and non-GAAP financial information set forth in this table represent forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For risk factors that could impact these projections, see our Annual Report on Form 10-K filed with the SEC on May 31, 2017. We disclaim any obligation to update information in any forward-looking statement.

The non-GAAP financial information set forth in this table is not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial information used by other companies.